EXHIBIT 1A(8)(c)

                  Agreement between Oppenheimer Variable Account Funds, Oppenheimer Management Corporation, and The Life Insurance Company of Virginia.



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         AGREEMENT BETWEEN OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMER
MANAGEMENT CORPORATION AND THE LIFE INSURANCE COMPANY OF VIRGINIA

         AGREEMENT DATED as of May 27, 1987 between OPPENHEIMER
VARIABLE ACCOUNT FUNDS (the "Fund"), OPPENHEIMER MANAGEMENT CORPORATION (OMC), and THE LIFE INSURANCE COMPANY OF VIRGINIA (LOV).

  WHEREAS, the Fund represents and warrants that it is and will remain an open-end diversified investment company registered as such under the Investment Company Act of 1940 whose shares are registered under the Securities Act of 1933;

  WHEREAS, the Funds represents and warrants that its shares, which currently are issued with respect to six (6) separate series, are offered only for purchase by separate accounts of life insurance companies as an investment medium for variable life or variable annuity policies;

  WHEREAS, the Fund and OMC represent and warrant that shares of the Fund shall be sold only to insurance companies that are purchasing those shares for separate accounts established for variable life insurance and variable annuity policies ("participating insurance companies");

  WHEREAS, LOV desires to utilize shares of the Fund as one of the funding media of Life of Virginia Separate Account II, which will support variable life insurance policies (the "policies") to be issued by LOV;

  WHEREAS, LOV represents and warrants that it has or will register the Policies under the Securities Act of 1933;

  WHEREAS, LOV represents and warrants that life of Virginia Separate Account II has or will register as a unit investment trust under the Investment Company Act of 1940;

  WHEREAS, the Fund represents and warrants that it has obtained an order from the Securities and Exchange Commission granting participating insurance companies and variable life insurance and variable annuity separate accounts exemptions from the provisions o Sections 9(a), 15(b) of the Investment Company Act of 1940, as amended, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder to the extent necessary to permit shares of the funds to be sold to and held by variable annuity and variable life separate accounts of both affiliated and unaffiliated life insurance companies (the "Order");

  Now, therefore, in consideration of the premises and the mutual promises and covenants hereinafter set forth, the Fund, OMC and LOV agree as follows:

  1. The Fund shall make its shares available for purchase at net asset value by one or more separate accounts of LOV to support policies to be issued by LOV. Orders for such shares shall be executed on a daily basis at the net asset value next computed after receipt by the Fund of the order.

  2. The Fund agrees to redeem for cash, on LOV's request, any full or fractional shares of the Fund held by LOV, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund of the request for redemption.

  3. LOV shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with provisions of Section 1.

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  4. The Fund shall  furnish  same day notice by  telecopier  to LOV of any income dividends or capital gains distributions payable on the Fund's shares. LOV will receive all such income dividends or capital gains distributions payable with respect to a series in additional shares attributable to that series. The Fund shall notify LOV of the number of shares issued as payment of such income dividends or capital gains distributions.

  5. The Fund shall make the net asset value per share of each series available to LOV on a daily basis as soon as reasonably possible after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available to LOV by 5:30 pm New York time.

  6. LOV shall pay for the reasonable costs of printing and mailing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials) of the Fund that are required by the federal securities laws to be sent to owners of policies issued by LOV. Lov shall also pay the reasonable costs of printing and distributing the Fund's prospectuses and statements of additional information to owners of and applicants applying for policies for which the Fund is serving or is to serve as an investment vehicle.

  7. The Fund shall prepare and be responsible for filing with the Securities and Exchange Commission and any state securities regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund.

  8. The Fund agrees that the investment portfolios of each series of the Fund will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended.

  9. In the event this agreement is terminated, the Fund agrees that, as long as shares of the Fund are available for purchase by separate accounts of any other insurance companies, it will permit LOV to continue to purchase shares of the Fund for the account of its policyholders then funding policies, in whole or in part, with shares of the Fund, provided LOV continues to pay the costs described in Section 6 above.

 10. LOV shall not give any information or make any representations or statements on behalf of or concerning the Fund or OMC in connection with the sale of the policies other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statements and prospectus may be amended from time to time, or in reports or proxy statements for the Fund, or in sales literature approved by the Fund or OMC, except as required by legal process or regulatory authorities or with permission of the Fund and OMC.

 11. The Fund and OMC shall not give any information or make any representation on behalf of or concerning LOV, the separate account(s) of LOV, or the policies, other than the information or representations contained in a registration statement or prospectus for the policies, as such registration statement and prospectus may be amended from time to time, or in materials approves by LOV for distribution, including sales literature or promotional materials, except as required by legal process or regulatory or with permission of LOV.

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 12. The Fund  shall  bear the cost of  registration  and  qualifications  of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports (including al documents
  related to the solicitation  of  voting   instructions  from  owners  of  the
  policies),   the preparation  of all  statements  and  notices  relating  to the Fund that may be required by any federal or state low, and all taxes to which an issuer is subject on the issuance and transfer of the Fund's shares.

 13.1 The Board of Trustees of the Fund will monitor the Fund for any material irreconcilable conflicts between the interests of the owners of all policies whose cash values are held in separate accounts investing in the Fund ("Policyowners") and will promptly report to the fund's board any potential or existing material irreconcilable conflict between the Policyowners. LOV and OMC will assist the Board in carrying out its responsibilities in monitoring such conflicts, by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised, including information as to a decision by LOV to disregard voting instructions of Policyowners. This includes, but is not limited to, reporting to the Board on all matters referred to in the Order and in the application for the Order. The responsibility to report such information and conflicts and to assist the Board will be carried out with a view only to the interests of policyowners.

 13.2 If it is determined by either a majority of the Board of Trustees of the Fund or a majority of its disinterested trustees, that a material irreconcilable conflict exists, LOV shall, at its expense and to the extent reasonably practicable (as determined by the majority of the Fund's
  disinterested trustees) take  whatever   steps  are  necessary  to  remedy  or
  eliminate  the  material irreconcilable conflict, up to and including:


    (a) withdrawing the assets allocable to Life of Virginia Separate Account III from the Fund (or any series of the Fund) and reinvesting such assets in a different investment medium, including another series of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected policyowners and, as appropriate, segregating the assets of any group voting in favor of segregation, or offering to affected policyowners the option of making such a change; and

    (b) establishing and registered management investment company or managed separate account.

  These responsibilities will be carried out with a view only to the interest of Policyowners. No penalty will be imposed by the Fund on LOV for withdrawing assets from the Fund (or any series of the Fund) in the event of a material irreconcilable conflict.

  For purposes of this Section 13.2 a majority of the disinterested trustees
  shall determine  whether  any  proposed  action   adequately   remedies  any
  material irreconcilable conflict, but in no event will the Fund or OMC be required to establish a new funding medium for any variable contract. LOV shall not be required by this Section 13.2 to establish new funding medium for any variable contract if an offer to do so has been declined by vote of a majority of the Policyowners materially adversely affected by the material irreconcilable conflict. LOV will recommend to its Policyowners that they decline an offer to establish a new funding medium only if the company believes it in the best interest of the Policyowners.



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 13.3 So long as, and to the extent that the Securities  and Exchange
  Commission interprets the Investment Company Act of 1940 to require pass-through voting privileges for variable policyowners, LOV will provide pass-through voting privileges to owners of policies whose cash values are invested, through LOV Separate Account III, in shares of the Fund. LOV shall be responsible for assuring that Life of Virginia Separate Account III calculates voting privileges in a manner consistent with all other separate accounts investing in the Fund. LOV will vote shares of the Fund held in Life of Virginia Separate Account III for which no timely voting instructions from Policyowners are received, as well as shares it owns, in the same proportion as those shares for which voting instructions are received.

 13.4 The Fund and LOV shall comply with Rule 6e-2, 6e-3(T) or, if adopted, 6e-3 of the Securities and Exchange Commission, if and to the extent they are amended to provide exemptive relief with respect to mixed or shared funding.

 13.5 OMC and LOV shall at least annually submit to the Fund's board of Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the obligations imposed upon them by the Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

 13.6 The Fund hereby represents and warrants that it has not and will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 13.1 through 13.5 of this agreement is in effect to govern such sales.

 13.7 Each of the undertakings in this Section 13 will survive termination of this Agreement and will remain in effect for as long as shares of the Fund are held by LOV for the account of its Policyowners.

  14. LOV agrees to indemnify and hold harmless the Fund and OMC, each member of their Board of Trustees or Board of Directors, each of their officers, and each person who controls the Fund within the meaning of Section 15 of The Securities Act of 1933 against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LOV), or any expenses of litigation (including court costs and reasonable attorney's fees), to which the indemnified parties amy become subject under statute or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares and;


    (a) arise out of any untrue or allegedly untrue statements of any material fact contained in the registration statement or prospectus for the policies, in the policies themselves or in sales literature created or approved by LOV for the policies, or arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statements or omissions were not made in reliance upon and in conformity with information furnished by LOV by or on behalf of the Fund or OMC; or


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    (b) arise out of or as a result of  statements  or  representations  or wrongful conduct of LOV or persons under its controls, with respect to sale or distribution of the policies, provided any such statement or representation or wrongful conduct was not made in reliance upon and in conformity with information furnished to LOV or on behalf of the Fund or OMC; or

    (c) arise out of any untrue or allegedly untrue statement of a material fact contained in the Fund's registration statement, prospectus or sales literature or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or mission was made in reliance upon information furnished to the Fund or OMC by LOV, or

    (d) arise as a result of a breach of this agreement or a breach of any misrepresentation and/or warranty made by LOV in this agreement.

 15.1. The Fund agrees to indemnify and hold harmless LOV, each member of its Board of Directors, each of its officers, and any person that controls LOV within the meaning of Section 15 of the Securities Act of 1933 against any and all losses, claims, damages, liabilities (including amounts paid in settlement with written consent of the Fund), or expenses of litigation (including court costs and reasonable attorney's fees) to which the indemnified parties may become subject under any statute or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the policies and;

    (a) arise out of any untrue or allegedly untrue statement of any material fact contained in the registration statement or prospectus or sales literature for the Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, provided that such statements or omissions were not made in reliance upon and in conformity with information furnished to the Fund by or on behalf of LOV; or

    (b) arise out of or as a result of statements or representations or wrongful conduct of the Fund, or persons under the control of the Fund,
    with respect to sale  or  distribution   of  the  policies,   provided  any
    such statement or representation or wrongful conduct was not made in reliance upon and in conformity with information furnished to the Fund by or on behalf of LOV; or

    (c) arise out of any untrue or allegedly untrue statement of any material fact contained in the registration statement or prospectus for the policies, or the omission or the alleged omission to state therein not misleading if such statement or omission was made in reliance upon information furnished to LOV by the Funds; or


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    (d)  arise  as a  result  of a  breach  of this  agreement  or a  breach  of any representation and/or warranty made by the Fund in this agreement.

 15.2 OMC agrees to indemnify and hold harmless LOV, each member of its Board of Directors, each of its officers and any person that controls LOV within the meaning of Section 15 of The Securities Act of 1933 against any all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of OMC), or expenses of litigation (including court costs and reasonable attorney's fees) to which the indemnified parties may become subject under any statute or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the policies and;

    (a) arise out of any untrue or allegedly untrue statement of any material fact contained in the registration statement or prospectus or sales literature for the Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statements or omissions were not made in reliance upon and in conformity with information furnished to OMC by or on behalf of LOV; or

    (b) arise out of or as a result of statements or representations or wrongful conduct of OMC or persons under the control of OMC, with respect to sale or distribution of the policies, provided any such statement, or representation or wrongful conduct was not made in reliance upon and in conformity with information furnished to OMC by or on behalf of LOV; or

    (c) arise out of any untrue or allegedly untrue statement of any material fact contained in the registration statement, prospectus or sales literature for the policies, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to LOV by OMC; or

    (d) arise as a result of a breach of this agreement or a breach of any representation and/or warranty made by OMC in this agreement.

  16. The indemnification provided under Sections 14, 15.1 and 15.2 shall not be available to an indemnified party if the loss, claim, damages, liability or litigation for which indemnification is sought resulted from such indemnified party's willful misfeasance, bad faith or gross negligence in the performance of such indemnified party's duties or by reason of such indemnified party's reckless disregard of obligations and duties under this agreement.

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  17. No indemnification shall be available under Sections 14, 15.1 or 15.2 unless the indemnified party gave written notice of the nature of the claim for which indemnification is sought to the party from whom indemnification is sought. Said notice must be given within a reasonable time after the summons or other initial legal process giving information as to the nature of the claim is served upon the indemnified party. However, failure to notify the party against whom indemnification is sought shall not relieve that party of any liability which it might have in the absence of Sections 14,
   15.1 and 15.2 of this agreement

  18. In the event that an action is brought against a party indemnified under Sections 14, 15.1 or 15.2, the party owning the obligation to indemnify (the "indemnifying party") may participate, at its own expense in the defense thereof. The indemnifying party may also assume the defense of any such action, with counsel satisfactory to the indemnified party. After the indemnifying party notifies the indemnified party of its intention to assume the defense of an action, the indemnified party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party independently in connection with the defense thereof.

  19. Subject to the requirements of legal process and regulatory authorities, each party to this agreement shall treat as confidential the names and addresses of the owners of the policies.

  20. Each party to this agreement shall cooperate with the other parties and with all governmental authorities (including without limitation, the Securities and Exchange Commission, the NASD and the state insurance and securities regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this agreement or the transactions contemplated hereby.

  21. This agreement may be terminated by any party upon six month's advance written notice to the other parties.

  22. OMC and LOV each understands that the obligations of the Fund under this Agreement are not binding upon any shareholder or Trustee of the Fund personally, but bind only the Fund and the Fund's property; OMC and LOV each represent that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

         IN WITNESS WHEREOF, LOV, the Fund and OMC has caused this agreement to be duly executed as of the day and year first above written.

                  The Life Insurance Company of Virginia

                  by:/s/ WILLIAM D. BALDWIN
                     ----------------------
                      Senior Vice President



                  Oppenheimer Variable Account Funds

                  by:/s/ ROBERT G. GALLI
                     --------------------
                           Vice President



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                  Oppenheimer Management Corporation


                  by: /s/ ROBERT G.GALLI
                      -----------------------------
                           Executive Vice President



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